UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 1, 2017

JACOBS ENGINEERING GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7463	95-4081636
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1999 Bryan Street, Suite 1200, Dallas, Texas 75201

(Address of principal executive offices) (Zip Code)

(214) 583-8500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

Agreement and Plan of Merger

On August 1, 2017, Jacobs Engineering Group Inc. (“Jacobs”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with CH2M HILL Companies, Ltd., a Delaware corporation (“CH2M”), and Basketball Merger Sub Inc., a Delaware corporation and direct wholly-owned subsidiary of Jacobs (“Merger Sub”).

Transaction Structure

Pursuant to and subject to the terms and conditions of the Merger Agreement, Merger Sub will merge with and into CH2M, with CH2M continuing as the surviving corporation and becoming a wholly-owned subsidiary of Jacobs (the “Merger”). Pursuant to the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each outstanding share of common stock, par value $0.01 per share, of CH2M (“CH2M Common Stock”) (other than shares of CH2M Common Stock owned by (i) Jacobs, CH2M or any of their wholly-owned subsidiaries, which shares will be cancelled and will cease to exist or (ii) any person who is entitled to and properly demands statutory appraisal of his, her or its shares of CH2M Common Stock under Delaware law) will be converted into the right to receive, at the election of the holder thereof in accordance with, and subject to, the terms, conditions and procedures set forth in the Merger Agreement, in each case without interest the following consideration (the “Merger Consideration”): (i) the combination of (the “Mixed Consideration”) (a) $52.85 in cash and (b) 0.6677 shares of common stock, par value $1.00 per share, of Jacobs (“Jacobs Common Stock”); (ii) $88.08 in cash (the “Cash Consideration”); or (iii) 1.6693 shares of Jacobs Common Stock (the “Stock Consideration”).

Pursuant to the terms of the Merger Agreement, at the Effective Time, each outstanding share of preferred stock, par value $0.01 per share, of CH2M (“CH2M Preferred Stock”) will be deemed converted into shares of CH2M Common Stock pursuant to Section 2.2 of the Certificate of Designation of the Series A Preferred Stock of CH2M, and such shares will be converted into the right to receive, at the election of the holder thereof in accordance with, and subject to, the terms, conditions and procedures set forth in the Merger Agreement, the applicable Merger Consideration elected by such holder.

CH2M stockholders who elect to receive the Cash Consideration or the Stock Consideration will be subject to proration to ensure that the aggregate number of shares of Jacob Common Stock to be issued by the Company in the Merger and the aggregate amount of cash to be paid in the Merger will be the same as if all electing stockholders received the Mixed Consideration. Any CH2M stockholder who does not make an election will be treated as having elected to receive the Mixed Consideration.

Immediately prior to the Effective Time, each (i) outstanding share of restricted stock of CH2M (“CH2M Restricted Shares”), (ii) restricted stock unit in respect of CH2M Common Stock that is not an Assumed Restricted Stock Unit (as defined below), (iii) performance stock in respect of CH2M Common Stock that is not an Assumed Performance Stock Unit (as defined below), (iv) phantom stock right in respect of or economically linked to share of CH2M Common Stock, (v) option to purchase CH2M Common Stock, (vi) stock appreciation right in respect of CH2M Common Stock and (vii) any other equity or equity-based award in respect of, linked to or denominated in in respect of CH2M Common Stock other than the Assumed Restricted Stock Units and Assumed Performance Stock Units (collectively, “Company Accelerated Equity Awards”) will accelerate with respect to one hundred percent (100%) of the shares of CH2M Common Stock underlying such Company Accelerated Equity Award (treating for this purpose any performance-based vesting condition as having been attained at “target”).

In addition, immediately prior to the Effective Time, each Company Accelerated Equity Award (other than CH2M Restricted Shares which will be converted in the Merger pursuant to the terms described above) will be cancelled and exchanged for (i) any positive difference between the Mixed Consideration (valuing the Jacobs Common Stock in the Mixed Consideration based on the VWAP, defined below) and the exercise price per share of CH2M Common Stock, if applicable thereto, multiplied by (ii) the total number of shares of CH2M Common Stock subject to such Company Accelerated Equity Award as of immediately prior to such cancellation.

At Effective Time, each (i) restricted stock unit in respect of CH2M Common Stock granted after February 28, 2017 (“Assumed Restricted Stock Units”) will be converted into a restricted stock unit on the same terms and conditions (including applicable vesting requirements) in respect of the number of shares of Jacobs Common Stock equal to (a) the number of shares of CH2M Common Stock subject thereto immediately prior to the Effective Time, multiplied by (b) the Assumed Equity Award Exchange Ratio (as defined below) and (ii) performance stock unit in respect of CH2M Common Stock granted after to February 28, 2017 (“Assumed Performance Stock Units”) will be converted into a restricted stock unit on the same terms and conditions (with vesting to occur in substantially equal installments on each of the first three anniversaries of the original date of grant of the related Assumed Performance Stock Units, subject to such accelerated vesting, if any, provided to the holder thereof), in respect of the number of shares of Jacobs Common Stock equal to (a) the number of shares of CH2M Common Stock that would have vested at the end of the performance period if target performance had been achieved immediately prior to the Effective Time, multiplied by (b) the

Assumed Equity Award Exchange Ratio. The “Assumed Equity Award Exchange Ratio” means (x) the sum of the cash and stock portions of the Mixed Consideration, divided by (y) the volume weighted average trading price of Jacobs Common Stock on the New York Stock Exchange (“NYSE”) for the ten (10) consecutive trading days ending on the third complete trading day prior to (and excluding) the closing date (the “VWAP”).

Conditions

The consummation of the Merger is subject to customary closing conditions, including: (i) the approval of the Merger Agreement by the CH2M stockholders, (ii) the expiration or termination of applicable waiting periods under, or receipt of the applicable consents required under, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and certain foreign antitrust and competition laws, (iii) the absence of any order, applicable law or other legal restraints of certain specified governmental authorities enjoining or otherwise prohibiting the consummation of the Merger, (iv) the accuracy of certain representations and warranties of each of the parties contained in the Merger Agreement, subject to specified materiality qualifications, (v) compliance, in all material respects, by each of the parties with their respective covenants contained in the Merger Agreement, (vi) the effectiveness of the registration statement on Form S-4 to be filed by Jacobs for the issuance of the Jacobs Common Stock in the Merger and the approval of the listing of such shares of Jacobs Common Stock on the NYSE, (vii) the absence of a material adverse effect on either CH2M or Jacobs since the date of the Merger Agreement and (viii) the other conditions set forth in the Merger Agreement. The consummation of the Merger is not subject to a financing condition.

Other Terms of the Merger Agreement

The Merger Agreement contains customary representations, warranties and covenants for a transaction of this nature, including the obligation of CH2M to (i) carry on its business in the ordinary course during the period between the execution of the Merger Agreement and the consummation of the Merger and (ii) comply with certain other operating covenants, as set forth more fully in the Merger Agreement.

The Merger Agreement also provides that as of the Effective Time, the number of directors constituting the Board of Directors of Jacobs will be increased by one and that such vacancy shall be filled by one director from the CH2M board of directors who qualifies as an “independent director” under applicable NYSE rules.

The Merger Agreement also contains a customary “no solicitation” provision that, subject to certain exceptions, restricts CH2M’s ability to (i) solicit, initiate or knowingly encourage any inquiries or submission that could lead to a takeover proposal or (ii) enter into, engage or participate in discussions or negotiations with, furnish any nonpublic information relating to CH2M to, or execute any agreement with, third parties in connection with a takeover proposal. The no-solicitation provision is subject to a “fiduciary out” that permits CH2M, under certain circumstances and in compliance with certain obligations, to terminate the Merger Agreement and accept a superior proposal upon payment to Jacobs of the termination fee discussed below.

The Merger Agreement also contains certain customary termination rights for both Jacobs and CH2M, including, among others, (i) the ability of either Jacobs or CH2M to terminate the Merger Agreement if the Merger is not consummated on or before May 1, 2018, subject to the ability of either party to extend to August 1, 2018 to obtain relevant antitrust approvals, (ii) the ability of CH2M to terminate the Merger Agreement, under certain circumstances and in compliance with certain obligations (including payment to Jacobs of the termination fee), to enter into an agreement for a superior proposal, (iii) the ability of Jacobs to terminate the Merger Agreement due to a change in the recommendation of the CH2M board of directors with respect to the Merger, or (iv) the ability of either Jacobs or CH2M to terminate the Merger Agreement if the approval of CH2M stockholders is not obtained. Upon termination of the Merger Agreement in specified circumstances, including in connection with clauses (ii), (iii) and (iv) above, CH2M may be required to pay Jacobs a termination fee of $85,444,783.80.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy which is filed hereto as Exhibit 2.1 and is incorporated herein by reference. The Merger Agreement is provided to inform investors of its terms and is not intended to provide any financial or other factual information about CH2M, Jacobs or Merger Sub or to modify or supplement any factual disclosures about Jacobs or CH2M in their respective public reports filed with the SEC. In particular, the representations, warranties and covenants contained in the Merger Agreement (i) were made only for purposes of that agreement and as of specific dates, (ii) were made solely for the benefit of the parties to the Merger Agreement, (iii) may be subject to limitations agreed upon by the parties for the purposes of allocating contractual risk between the parties to the Merger Agreement rather than establishing those matters as facts and (iv) may be subject to standards of materiality applicable to the contracting parties that differ from those generally applicable to Jacobs’ or CH2M’s SEC filings. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by Jacobs or CH2M. Accordingly, the representations and warranties in the Merger Agreement should not be relied on as characterizations of the actual state of facts about Jacobs or CH2M.

Voting and Support Agreement

On August 1, 2017, in connection with the execution of the Merger Agreement, AP VIII CH2 Holdings, L.P. (the “Stockholder”), entered into a Voting and Support Agreement with Jacobs (the “Voting Agreement”), pursuant to which the Stockholder, who owns 100% of the issued and outstanding CH2M Preferred Stock, which is convertible into approximately 18% of the issued and outstanding shares of CH2M Common Stock as of the date hereof, has agreed to, among other things, vote all of its shares of CH2M Preferred Stock in favor of the adoption of the Merger Agreement and against any competing transaction. The Voting Agreement will terminate upon the earlier of (i) the conclusion of the CH2M special stockholders’ meeting and (ii) the termination of the Merger Agreement in accordance with its terms.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the Voting Agreement, a copy which is filed hereto as Exhibit 2.2 and is incorporated herein by reference.

The Stockholder also approved CH2M’s entry into the Merger Agreement in accordance with the requirements of the Certificate of Designation of the Series A Preferred Stock of CH2M.

Commitment Letters

In connection with entering into the Merger Agreement, Jacobs entered into a commitment letter, dated August 1, 2017 (the “Term Loan Commitment Letter”), with BNP Paribas, BNP Paribas Securities Corp. and The Bank of Nova Scotia (such financial institutions being referred to collectively as the “Term Loan Commitment Parties”), pursuant to which the Term Loan Commitment Parties have committed (the “Term Loan Facility Commitment”) to provide a three-year senior unsecured delayed-draw term loan facility in an aggregate principal amount of $1.2 billion (the “Term Loan Facility”), the proceeds of which will be used to finance a portion of the Cash Consideration and related transactions and to pay related fees and expenses. The Term Loan Facility Commitment Letter contains conditions to funding of the Term Loan Facility customary for commitments of this type.

Jacobs currently intends to obtain certain consents from the lenders party to its existing revolving credit agreement in connection with the Merger (the “Revolver Consents”). Jacobs has entered into a commitment letter, dated August 1, 2017 (the “Revolver Backstop Commitment Letter,” together with the Term Loan Facility Commitment Letter, the “Commitment Letters”), with BNP Paribas, BNP Paribas Securities Corp. and The Bank of Nova Scotia (such financial institutions being referred to collectively as the “Backstop Commitment Parties”) in order to backstop its existing revolving credit facility in the event that Jacobs is not able to obtain the Revolver Consents. Subject to certain terms and conditions, the Revolving Backstop Commitment Letter requires the Backstop Commitment Parties to provide a senior unsecured revolving credit facility in an aggregate principal amount of $1.6 billion (the “Revolver Backstop Facility”) to backstop Jacobs’ existing revolving credit agreement in the event that the Revolver Consents are not obtained. Subject to certain exceptions, the Revolver Backstop Facility will have terms substantially consistent with Jacobs’ existing revolving credit facility, including as to maturity and interest rate. In the event the Revolver Consents are not obtained and Jacobs enters into the Revolver Backstop Facility, borrowings thereunder will be used (i) to prepay all outstanding borrowings under Jacobs’ existing revolving credit agreement, (ii) to finance a portion of the Cash Consideration and related transactions and to pay related fees and expenses and (iii) for other general corporate purposes. The Revolver Backstop Commitment Letter contains certain conditions to funding of the Revolver Backstop Facility customary for commitments of this type.

The foregoing descriptions of the Term Loan Commitment Letter and the Revolver Backstop Commitment Letter do not purport to be complete and are qualified in their entirety by reference to the full text of the Term Loan Commitment Letter and the Revolver Backstop Commitment Letter, which are attached as Exhibits 10.1 and 10.2 to this Form 8-K and incorporated herein by reference.

Item 8.01 Other Events

On August 2, 2017, Jacobs and CH2M issued a joint press release announcing, among other things, the entry into the Merger Agreement. The text of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

2.1	Agreement and Plan of Merger, dated August 1, 2017 by and among Jacobs Engineering Group Inc., CH2M HILL Companies, Ltd. and Basketball Merger Sub Inc.

2.2	Voting and Support Agreement, dated August 1, 2017 by and among Jacobs Engineering Group Inc., Basketball Merger Sub Inc. and AP VIII CH2 Holdings, L.P.

10.1	Term Loan Commitment Letter, dated August 1, 2017, by and among Jacobs Engineering Group Inc., BNP Paribas, BNP Paribas Securities Corp. and The Bank of Nova Scotia

10.2	Revolver Backstop Commitment Letter, dated August 1, 2017, by and among Jacobs Engineering Group Inc., BNP Paribas, BNP Paribas Securities Corp. and The Bank of Nova Scotia

99.1	Joint Press Release, dated August 2, 2017.

Additional Information and Where to Find It

In connection with the proposed acquisition of CH2M by Jacobs pursuant to the terms of an Agreement and Plan of Merger by and among CH2M, Jacobs and Basketball Merger Sub Inc., a wholly owned subsidiary of Jacobs (“Merger Sub”), Jacobs intends to file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 (the “Form S-4”) that will contain a proxy statement of CH2M and a prospectus of Jacobs, which proxy statement/prospectus will be mailed or otherwise disseminated to CH2M’s stockholders when it becomes available. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT JACOBS, CH2M AND THE MERGER. Investors may obtain free copies of the proxy statement/prospectus when it becomes available, as well as other filings containing information about Jacobs and CH2M, without charge, at the SEC’s Internet website (http://www.sec.gov). Copies of these documents may also be obtained for free from the companies’ websites at www.jacobs.com or www.ch2m.com

Participants in Solicitation

Jacobs, CH2M and their respective officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of CH2M in connection with the proposed Merger of Merger Sub with and into CH2M. Information about Jacobs’ executive officers and directors is set forth in its Annual Report on Form 10-K, which was filed with the SEC on November 22, 2016 and its proxy statement for its 2017 annual meeting of stockholders, which was filed with the SEC on December 9, 2016. Information about CH2M’s executive officers and directors is set forth in its Annual Report on Form 10-K, which was filed with the SEC on March 7, 2017, and the proxy statements for its 2017 annual meeting of stockholders, which was filed with the SEC on April 24, 2017. Investors may obtain more detailed information regarding the direct and indirect interests of Jacobs, CH2M and their respective executive officers and directors in the acquisition by reading the preliminary and definitive proxy statement/prospectus regarding the proposed transaction when it is filed with the SEC. When available, you may obtain free copies of these documents as described in the preceding paragraph.

No Offer or Solicitation

This document relates to a proposed business combination between Jacobs and CH2M. This document is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. This document is not a substitute for the prospectus or any other document that Jacobs or CH2M may file with the SEC in connection with the proposed transaction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements contained in this document constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Statements made in this document that are not based on historical fact are forward-looking statements, including statements regarding whether and when the proposed transaction with CH2M will be consummated, the anticipated benefits thereof and Jacobs’ preliminary results for the third fiscal quarter of 2017. Although such statements are based on management’s current estimates and expectations, and currently available competitive, financial, and economic data, forward-looking statements are inherently uncertain, and you should not place undue reliance on such statements as actual results may differ materially. Jacobs cautions the reader that there are a variety of risks, uncertainties and other factors that could cause actual results to differ materially from what is contained, projected or implied by Jacobs’ forward-looking statements. The potential risks and uncertainties include, among others, the possibility that CH2M may be unable to obtain required stockholder approval or that other conditions to closing the transaction may not be satisfied, such that the transaction will not close or that the closing may be delayed; general economic conditions; the transaction may involve unexpected costs, liabilities or delays; risks that the transaction disrupts current plans and operations of the parties to the transaction; the ability to recognize the benefits of the transaction; the amount of the costs, fees, expenses and charges related to the transaction and the actual terms of any financings that will be obtained for the transaction; the outcome of any legal proceedings related to the transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement and the completion of Jacobs’ financial closing procedures, final adjustments and other developments that may arise between the date of this Current Report on Form 8-K and the time the financial results for Jacobs’ third fiscal quarter of 2017 are finalized. For a description of some additional factors that may occur that could cause actual results to differ from Jacobs’ forward-looking statements see Jacobs’ Annual Report on Form 10-K for the period ended September 30, 2016, and in particular the discussions contained under Item 1— Business; Item 1A—Risk Factors; Item 3— Legal Proceedings; and Item 7— Management’s Discussion and Analysis of Financial Condition and Results of Operations, as well as Jacobs’ other filings with the Securities and Exchange Commission. Neither Jacobs nor CH2M is under any duty to update any of the forward-looking statements after the date of this Current Report on Form 8-K to conform to actual results, except as required by applicable law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jacobs Engineering Group Inc.

Date: August 2, 2017	By:	/s/ Kevin C. Berryman
Kevin C. Berryman
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

2.1	Agreement and Plan of Merger, dated August 1, 2017 by and among Jacobs Engineering Group Inc., CH2M HILL Companies, Ltd. and Basketball Merger Sub Inc.

2.2	Voting and Support Agreement, dated August 1, 2017 by and among Jacobs Engineering Group Inc., Basketball Merger Sub Inc. and AP VIII CH2 Holdings, L.P.

10.1	Term Loan Commitment Letter, dated August 1, 2017, by and among Jacobs Engineering Group Inc., BNP Paribas, BNP Paribas Securities Corp. and The Bank of Nova Scotia

10.2	Revolver Backstop Commitment Letter, dated August 1, 2017, by and among Jacobs Engineering Group Inc., BNP Paribas, BNP Paribas Securities Corp. and The Bank of Nova Scotia

99.1	Joint Press Release, dated August 2, 2017.